UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2005

ICOP DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-27321	84-1493152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11011 King Street, Suite 260 Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 913-338-5550

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On March 15, 2005, ICOP Digital, Inc. (the “Company”) completed the sale of $2,200,000 in secured promissory notes and the associated issuance of common stock warrants to accredited investors. The loans accrue interest at an annual rate of 8% and are due and payable: (i) six months after the first closing on the notes; or (ii) immediately, if the Company completes a public offering of equity securities with gross proceeds of approximately $10,000,000 (“Qualified Public Offering’) before expiration of the six months. If a Qualified Public Offering is not completed within 12 months of the first closing of the notes, then the noteholders will have the right to convert the principal and unpaid interest into shares of the Company’s common stock at a price of $5.00 per share. The loans are secured by the Company’s assets, including its accounts, intellectual property and inventory.

In connection with the aforementioned loans, the Company also issued warrants to the noteholders. If the Company completes a Qualified Public Offering within 12 months of the first closing on the notes, each warrant may be exercised to purchase that number of shares of common stock equal to the principal on the associated note, divided by the unit public offering price, multiplied by 1.5. Under those circumstances, the per unit purchase price afforded to the noteholders will be 50% of the unit public offering price. If a Qualified Public Offering is not completed within the 12-month time frame, then each warrant may instead be exercised for that number of shares of common stock equal to 0.75 times the principal on the associated note, divided by the lesser of: (i) $5.00 or (ii) the average closing bid price for the 10 trading days ending on the trading day immediately preceding the delivery of an exercise notice to the Company. In this case, the exercise price of each warrant will be the lesser of: (i) $5.00 or (ii) the average closing bid price for the 10 trading days ending on the trading day immediately preceding the delivery of an exercise notice to the Company. The warrants expire on or about January 31, 2010.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In a Form 8-K filed on March 8, 2005, the Company reported that “effective March 8, 2005 Mr. Ashcroft and Mr. Koch were each granted an option to purchase 7,500 shares of common stock pursuant to the Company’s 2002 Stock Option Plan at a price of $10.00 per share.” The Company clarifies that although the Board of Directors of the Company approved the stock option grants on March 8, 2005, the Board has deemed the effective date of the grants to be March 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOP DIGITAL, INC.

March 16, 2005	By:	/s/ David C. Owen
	Name:	David C. Owen
	Title:	President and CEO